UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2008

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Oskar-Messter-Str. 13, Ismaning, Germany,		85737
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+49 89 95 95 5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2008, the Compensation Committee of the Board of Directors of SCM Microsystems, Inc. (the "Company") approved one-time incentive stock option grants to purchase 100,000 shares of the Company’s Common Stock under the Company’s 2007 Stock Incentive Plan to each of Felix Marx, the Company’s chief executive officer, and Stephan Rohaly, the Company’s chief financial officer. The Compensation Committee granted such stock options in lieu of annual salary increases for the two principal executives, in order to bring equity compensation for its principal officers into alignment with peer companies and to better align the interests of such executives with those of the Company’s stockholders. These stock options have a grant date of February 26, 2008, expire on the seventh anniversary of the grant date, vest 100% on the third anniversary of the grant date, and have an exercise price per share of $3.05, which was the closing price per share of the Company’s common stock as quoted on the NASDAQ Stock Market on the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

February 29, 2008	By:	/s/ Stephan Rohaly

Name: Stephan Rohaly
Title: Chief Financial Officer and Secretary